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              TYSON FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN
                    (Restated Effective April 1, 1993)

TABLE OF CONTENTS                                    Page
ARTICLE I      DEFINITIONS
     1.1       Basic Compensation. . . . . . . . . .   2
     1.2       Beneficiary.. . . . . . . . . . . . .   4
     1.3       Break in Service. . . . . . . . . . .   4
     1.4       Disability. . . . . . . . . . . . . .   4
     1.5       Early Retirement Date . . . . . . . .   5
     1.6       Effective Date  . . . . . . . . . . .   5
     1.7       Employee. . . . . . . . . . . . . . .   5
     1.8       Employer. . . . . . . . . . . . . . .   5
     1.9       Employer Stock  . . . . . . . . . . .   6
     1.10      Employment Commencement Date. . . . .   6
     1.11      Entry Date. . . . . . . . . . . . . .   6
     1.12      Highly Compensated Employee . . . . .   6
     1.13      Hour of Service . . . . . . . . . . .   8
     1.14      Leave of Absence and Termination
                 of Service  . . . . . . . . . . . .   9
     1.15      Maternity or Paternity Absences . . .   9
     1.16      Member  . . . . . . . . . . . . . . .  10
     1.17      Name of Plan  . . . . . . . . . . . .  10
     1.18      Normal Retirement Date or Age . . . .  10
     1.19      Plan  . . . . . . . .  . . . .  . . .  10
     1.20      Rollover Contribution . . . . . . . .  10
     1.21      Taxable Year, Fiscal Year, Plan
                 Year and Limitation . . . . . . . .  11
     1.22      Trust . . . . . . . . . . . . . . . .  11
     1.23      Trust Fund  . . . . . . . . . . . . .  11
     1.24      Years of Service. . . . . . . . . . .  12

ARTICLE II     ELIGIBILITY FOR MEMBERSHIP

     2.1       Requirements for Participation. . . .  13
     2.2       Effect of Break in Service
                 on Eligibility. . . . . . . . . . .  13
     2.3       Designation of Beneficiary. . . . . .  14

ARTICLE III    CONTRIBUTIONS BY EMPLOYER

     3.1       Annual Contribution of Employer . . .  15
     3.2       Time of Payment of Contributing
                 Employer. . . . . . . . . . . . . .  15
     3.3       Adjustment of Erroneous Contribution.  15

ARTICLE IV     PAYSOP ACCOUNTS

     4.1       Establishment of Accounts .. . . . . . 17
     4.2       PAYSOP Accounts . . . . . . .. . . . . 17

ARTICLE V      ALLOCATION OF TRUST FUND AMONG MEMBERS

     5.1       Account of Members. . . . . . ..       19
     5.2       Valuation of Fund and Allocation of
                 Profits or Losses of Trust Fund .. . 19
     5.3       Allocation of Forfeitures . . . . . .  20

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     5.4       Allocation of Employer Contribution   20
     5.5       Special Accounting Date . .   . . .   21
     5.6       Basis of Valuation. . . . . . . . .   22
     5.7       Limit on Contributions. . . . . . ..  22
     5.8       Reporting for Employer Contribution
                 Account . . . . . . . . . . . . . . 24
     5.9       Suspense Account. . . . . . . . . ..  25
     5.10      Withdrawal from Suspense Account. ..  25
     5.11      Exempt Loan . . . . . . . . . . . ..  26
     5.12      Dividends . . . . . . . . . . . . ..  26
     5.13      Other Limitations . . . . . . . . ..  26

ARTICLE VI     VESTING

     6.1       Vesting of  Employer Contribution
                 Account . . . . . . . . . . . . . . 27
     6.2       Vesting on Death, Disability or
                 Normal Retirement . . . . . . . . . 27
     6.3       Vesting if Plan Terminated or
                 Employer Contributions Discontinued.27
     6.4       Rollover Account  . . . . . . . . ..  28
     6.5       Effect of Break in Service on
                 Vesting . . . . . . . . . . . . . . 28
     6.6       Disposition of Forfeited Amounts. ..  28
     6.7       Change in Vesting Schedule. . . . ..  29

ARTICLE VII    DISTRIBUTIONS

     7.1       Initial Distribution Date . . . . ..  30
     7.2       Establishment of Distribution Account 30
     7.3       Date of Distribution. . . . . . . .  .30
     7.4       Methods of Distribution . . . . . ..  32
     7.5       Deferred Retirement . . . . . . . . . 33
     7.6       Cash-Out Distribution . . . . . . . . 33
     7.7       Payments of Benefits Upon Death
                 of Member . . . . . . . . . . . . . 34
     7.8       Spousal Consent . . . . . . . . . ..  34
     7.9       Death Before Commencement of
                 Benefits. . . . . . . . . . . . . . 34
     7.10      Distributions to be Made in
                 Employer Stock. . . . . . . . . . . 35
     7.11      Benefits Payable to Minors and
                 Incompetents  . . . . . . . . . . . 37
     7.12      Notification of Mailing Address . ..  38
     7.13      Lost Payee  . . . . . . . . . . . . . 39
     7.14      Eligible Rollover Distributions . . . 39

ARTICLE VIII   AMENDMENT AND TERMINATION OF PLAN

     8.1       Amendment of Plan . . . . . . . . . . 41
     8.2       Suspension of Contributions
                 by Employer . . . . . . . . . . . . 41
     8.3       Termination of Plan . . . . . . . . . 42
     8.4       Distribution on Termination . . . . . 42
     8.5       Termination of Trust. . . . . . . . . 42
     8.6       Merger, Consolidation or
                 Transfer of Assets. . . . . . . . . 43

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ARTICLE IX     TRUST FUND AND TRUSTEE

     9.1       Trustee . . . . . . . . . . . . . . . 44
     9.2       Purpose of the Trust Fund . . . . . . 44
     9.3       Benefits Supported only by the Trust  44
     9.4       Trust Fund Applicable Only to
                 Payment of Benefits . . . . . . . . 44
     9.5       Diversification of Investments. . . . 45

ARTICLE X      ADMINISTRATION

     10.1      Fiduciary . . . . . . . . . . . . . . 47
     10.2      Powers and Duties . . . . . . . . . . 47
     10.3      Records and Reports . . . . . . . . . 48
     10.4      Claims Procedure. . . . . . . . . . . 48
     10.5      Indemnification . . . . . . . . . . . 49
     10.6      Administrative Procedures . . . . . . 49

ARTICLE XI     MISCELLANEOUS PROVISIONS

     11.1      Rights of or to Employment. . . . . . 51
     11.2      Benefits Payable Solely from
                     Trust Fund. . . . . . . . . . . 51
     11.3      Restrictions on Transfer and Claim
                     of Creditors. . . . . . . . . . 51
     11.4      No Interference by Members in
                     Administration of Trust . . . . 52
     11.5      Members to Furnish Required
                     Information . . . . . . . . . . 53
     11.6      Employer's Contributions Irrevocable  53
     11.7      Applicable Law. . . . . . . . . . ..  53
     11.8      Titles to Articles and Paragraphs . . 53
     11.9      Gender. . . . . . . . . . . . . . . . 53
     11.10     Nonterminable Provisions. . . . . . . 54
     11.11     Valuation . . . . . . . . . . . . . . 54

ARTICLE XII    TOP HEAVY PROVISIONS

     12.1      Definitions . . . . . . . . . . . . . 56
     12.2      Provisions Applicable During
                 Top Heavy Years . . . . . . . . . . 59

















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                             TYSON FOODS, INC.
                       EMPLOYEE STOCK OWNERSHIP PLAN

     TYSON FOODS, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter called "Employer") hereby restates the "Tyson Foods, Inc. Employee Stock Ownership Plan" effective April 1, 1993 to reflect all amendments made through such date, with the intention that the Plan (and the related Tyson Foods, Inc. Employee Stock Ownership Trust) should continue to qualify as a stock bonus plan and an "employee stock ownership plan" ("ESOP") pursuant to 401, 409 and 4975(e)(7) of the Internal Revenue Code of 1986 (the "Code"). The Plan is designed to invest primarily in qualifying employer securities.
 Prior to 1987, the Plan had been administered so as to permit certain Employer contributions pursuant to the Plan to qualify for the ("PAYSOP") Employee Stock Ownership Credit permitted by 41 of the Internal Revenue Code of 1954. Section 41 was repealed by the Tax Reform Act of 1986 effective for compensation paid after December 31, 1986. All benefits accrued hereunder prior to January 1, 1987, shall continue to be maintained in separate accounts pursuant to Article IV hereof, which accounts shall be administered like Employer Contribution Accounts under the Plan except where specifically set forth to the contrary in Article IV or elsewhere in the Plan.
                                 ARTICLE I
                                Definitions

     The following definitions shall be used in this Plan unless the context of the Plan clearly indicates another meaning:

     1.1 Basic Compensation. "Basic Compensation" means an employee's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan). Any amounts that would have been includable in the employee's Basic Compensation as described above if they had not received special tax treatment because they were deferred by the employee through a salary reduction contribution shall be added to the amount described above and included in the employee's Basic Compensation for purposes of the Plan. However, Basic Compensation shall not include the following:
     (a) Other Employer contributions to a plan of deferred compensation which are not includable in the employee's gross income for a taxable year in which contributed; or any distributions from a plan of deferred compensation;
     (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
     (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
     (d) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includable in gross income).


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     The annual Compensation of each Employee taken into account under the
Plan shall not exceed $200,000 or such other amount as may be specified annually by the Secretary of the Treasury pursuant to his duties under 401(a)(17) of the Code. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
     For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitations under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current plan year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.
     For purposes of applying the above limit to Highly Compensated Employees who are 5% owners or one of the ten highest paid Highly Compensated Employees, such Highly Compensated Employee's family shall be treated as a single employee with one Compensation and the limit shall be allocated among the family members in proportion to each member's Compensation. For purposes of this paragraph, a Highly Compensated Employee's family shall include his or her spouse and his or her lineal descendants who have not reached the age of 19 before the end of the year.

     1.2 Beneficiary. "Beneficiary" means such person or persons or legal entity as may be designated by a Member to receive benefits hereunder after his death, or the personal or legal representative of the Member as hereinafter provided in Section 2.3.

     1.3 Break In Service. A "Break in Service" shall mean the failure of an Employee to complete more than 500 hours of service during a Plan Year.

     1.4 Disability. "Disability" means the total incapacity of a Member when so declared by the Employer in its judgment and discretion, supported by the written opinion of at least two disinterested physicians, after the expiration of at least thirty (30) days from the date of the inception of such incapacity.

     1.5 Early Retirement Date. "Early retirement date" shall mean the date on which a Member or former Member has completed fifteen (15) years of service and has attained the age of fifty-five (55).

     1.6 Effective Date. The original effective date of the Plan was April 1, 1977. The Plan has been restated effective April 1, 1993, to reflect all amendments thereto, which, except as provided below, were effective as of

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April 1, 1993. However, Section 1.7 was amended effective April 1, 1988;
and Sections 1.1, 1.12, 2.1, 5.4, 6.1, 6.7, 7.1, 7.3, 7.4, 12.1(b)(v) and
12.2 were amended effective April 1, 1989.

     1.7 Employee. "Employee" means any person employed by Employer but does not include leased employees within the meaning of 414(n) and 414(o) of the Code.

     1.8 Employer. "Employer" means TYSON FOODS, INC. and any corporation that may hereafter accept and adopt the terms of this Indenture with the approval of the Board of Directors of Tyson Foods, Inc. Such other adopting corporations, together with Tyson Foods, Inc., hereafter occasionally may be referred to as Participating Employers. For determining an Employee's length of service for purposes of determiningeligibility, vesting and contributions, "Employer" also includes any corporation which is a member of a controlled group of corporations (as defined in 414(b) of the Code) and all trades or businesses (whether or not incorporated) which are under common control (as defined in 414(c) of the Code). Provided, however, that service with an incorporated or unincorporated employer which has not expressly adopted this Plan shall not give employees of such employer the right to share in any contributions made by Employers which expressly have adopted this Plan.

     1.9 Employer Stock. "Employer stock" initially shall mean the Class A common stock of Tyson Foods, Inc. However, at all times "Employer stock" shall have that meaning set forth in 409(l) of the Code.

     1.10 Employment Commencement Date. "Employment Commencement Date" means the first date on which an Employee completes an "hour of service", provided that in the case of a "break in service", an Employee's employment commencement date shall be the first day thereafter on which he completes an "hour of service."

     1.11 Entry Date. "Entry Date" shall mean April 1 and October 1 of each year.

     1.12 Highly Compensated Employee. "Highly Compensated Employee" shall mean any Employee who, during the Determination Year or the Look Back Year
    (A) was at any time a "5-percent owner" (as defined in 416(q)(3) of the
Code,
    (B) received compensation in excess of $75,000.
    (C) received compensation in excess of $50,000 and was in the Top-
Paid Group of employees for such year, or
    (D) was at any time an officer and received compensation greater than
50 percent of the amount in effect under 415(b)(1)(A) of the Code for such year.
     The Secretary shall adjust the $75,000 and $50,000 amounts under this Section at the same time and in the same manner as under 415(d) of the
Code. For purposes of this Section 1.12, the term "compensation" shall have the meaning given such term by 414(q)(7) of the Code. An Employee not described in (B), (C) or (D) above for the Look-Back Year (without regard to this paragraph) shall not be treated as described in (B), (C) or (D) for the Determination Year unless such Employee is a member of the group consisting of the 100 employees paid the greatest compensation during the Determination Year. Determination Year means the Plan Year for which the determination of Highly Compensation Employee is being made. Look Back Year means the twelve (12) month period immediately preceding the Determination Year.
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     An Employee is in the Top-Paid Group of employees for any year if such
Employee is in the group consisting of the top 20 percent of the employees when ranked on the basis of compensation paid during such year. For purposes of (D), no more than 50 employees (or, if lesser, the greater of 3 employees or 10 percent of the employees) shall be treated as officers. If for any year no officer of the Employer is described in (D), the highest paid officer of the Employer for such year shall be treated as described in
(D).
     If an Employee is a Family Member of a 5-percent owner (as described in subsection (A)) or of a Highly Compensated Employee in the group consisting of the 10 most highly compensated Employees who are Members in this Plan for the Plan Year, then such Employee will not be considered to be a separate Employee, and any compensation paid to such Employee and any contributions made to such Employee's Accounts shall be treated as if made to or on behalf of such Employee's Family Member who is a 5-percent owner or is one of the 10 most highly compensated Employees. For purposes of this section, the term 'Family Member' shall mean with respect to an Employee,
(1) the Employee's spouse; (2) the Employee's lineal ascendants and descendants; and (3) the spouses of such lineal ascendants and descendants. "Non-Highly Compensated Employee" shall mean an Employee who is neither a Highly Compensated Employee nor a Family Member (as defined above) of a Highly Compensated Employee.

     1.13 Hour of Service. An "hour of service" means:
      (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed;
      (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Except as otherwise required by applicable federal or state law, no more than 501 hours of service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to 2530.200(b)-2 of the Department of Labor Regulations which are incorporated herein by this reference;
      (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service shall not be credited both under paragraph (a) or (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and
      (d) Hours of service credited to Employees whose compensation is not determined on the basis of certain amounts for each hour worked during a given period and whose hours are not required to be counted and recorded by a separate federal statute such as the Fair Labor Standards Act shall be at the rate of 45 hours of service for each week that the Employee is entitled to be credited with at least one "hour of service" under the provisions of this Section.

     1.14 Leave of Absence and Termination of Service. The Employer, under a uniform policy applied without discrimination, may grant a Leave of Absence without pay to any Employee because of (a) service in any of the

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Armed Forces of the United States or other governmental service, (b)
temporary incapacity, or (c) a temporary lay-off by the Employer. To determine vested percentages and whether a Break in Service has occurred (but not to determine entitlement to share in contributions and forfeitures for the year), an Employee will be credited with Hours of Service during a Leave of Absence as if he had been actively employed and had performed his customary duties, provided he returns to work at or before the end of the Leave of Absence or when so requested by the Employer after being temporarily laid off by the Employer; otherwise his service will be considered terminated as of the date on which his leave began. Any other absence from active employment not deemed a Leave of Absence shall terminate an Employee's service as of the date the Employer considers the Employee to have been dropped from its employment rolls.

     1.15 Maternity or Paternity Absences. For any Employee who is absent from work by reason of (i) the pregnancy of the Employee; (ii) the birth of a child of the Employee; (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or (iv) for purposes of caring for a child for a period beginning immediately following the birth or placement of such child, the Plan shall treat as Hours of Service for determining a Break in Service for purposes of eligibility and vesting, the Hours of Service which otherwise would have been normally credited to the Employee but for such absence or, in the event the Plan is unable to determine the Hours of Service normally to be credited, eight (8) Hours of Service per day of such absence.
     Except as otherwise required by applicable federal and state law, the total number of hours treated as Hours of Service under this Section shall not exceed 501 hours. The Hours of Service attributable to an Employee shall be credited to the Employee in the Plan Year in which begins the absence from work if the Employee would be prevented from incurring a Break in Service. In any other case, such Hours of Service shall be credited in the immediately following year.
 In the discretion of the Trustee, an Employee may be required to furnish information that the absence from work qualifies under this Section and/or the number of days of such absence.

     1.16 Member. "Member" means any Employee who has qualified for participation as provided in Article II of the Plan.

     1.17 Name of Plan. The name of the Plan shall be the "Tyson Foods, Inc. Employee Stock Ownership Plan".

     1.18 Normal Retirement Age. "Normal retirement age" shall mean the 65th birthday of a Member.

     1.19 Plan. "Plan" means the stock bonus employee stock ownership plan set forth in this document and all subsequent amendments thereof.

     1.20 Rollover Contribution. "Rollover Contribution" means anamount transferred to the Trust by or on behalf of an Employee that qualifies as an "Eligible Rollover Distribution" as described in 402(c)(4), 403(a)(4) and 408(d)(3) of the Code. The Trustee shall accept such Rollover Contributions from the Employee or directly from another Eligible Retirement Plan as defined in Code Sec. 402(c)(8). The rollover of all or any part of an Eligible Rollover Distribution shall be in accordance with the provisions of Code Sec. 402(c) and the regulations thereunder, and the Employer may require the Employee to furnish such evidence or information

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it deems necessary to comply with said laws and regulations. However, the
Trustee shall not accept any part of an Eligible Rollover Distribution which consists of assets which are other than (i) cash or equivalents, or
(ii) assets which are identical to those which Members may direct the Trustee to purchase under the terms of the Plan, if applicable. In the event a Rollover Contribution is accepted on behalf of a Member, an account called the "Rollover Account" shall be established for such Member and administered pursuant to the terms of the Plan as if such account (except for the provisions of Section 6.4 below) were an Employer Contribution Account of the Member.

     1.21 Taxable Year, Fiscal Year, Plan Year and Limitation Year. "Taxable Year", "Fiscal Year", "Plan Year", or "Limitation Year" means the annual accounting period ending March 31, which Tyson Foods, Inc. has adopted for federal income tax purposes.

     1.22 Trust. "Trust" refers to the "Trust Agreement" between Tyson Foods, Inc. and the Trustee or Trustees who have executed the Trust Agreement ("Trustee") through which the Trust Funds shall be received, held, invested and distributed to or for the benefit of Members or beneficiaries hereunder.

     1.23 Trust Fund. "Trust Fund" means all funds received hereunder by the Trustee and any and all securities and other property purchased or otherwise acquired out of such funds, together with all income, profits and increments thereon.

     1.24 Years of Service. A "year of service" means each twelve consecutive month period during which an Employee has at least one thousand (1,000) "hours of service". For determining an Employee's eligibility under the Plan, his "eligibility computation period" shall begin on the "employment commencement date" (as defined in Section 1.10 above) for such Employee. Thereafter, the eligibility computation period shall be the "Plan Year" beginning with the Plan Year which includes the first anniversary of a Member's Employment Commencement Date. For determining a Member's vested and nonforfeitable interest in his Employer Contribution Account, the "vesting computation period" shall be the Plan Year.

                                ARTICLE II
                        Eligibility for Membership

     2.1 Requirements for Participation. Each Employee shall become a Member in the Plan on the first Entry Date (as defined above) following the date the Employee becomes an "Eligible Employee," as defined hereafter. For purposes of this Plan, an "Eligible Employee" shall mean an Employee who
(i) has attained the age of 21; (ii) for Plan Years ending prior to April 1, 1993, is classified as an Executive, professional, supervisory, technical or office clerical employee; (iii) for Plan Years following March 31, 1993, is classified as a salaried employee; and (iv) has completed a Year of Service (as defined above); provided, however, that any Employee who is a Highly Compensated Employee, or who is a member of a collective bargaining unit and is covered by a collective bargaining agreement which does not provide for coverage of such Employee under this Plan, shall be excluded.

     2.2 Effect of Break in Service on Eligibility. In the event an Employee has a Break in Service (as defined above), the Employee's Years of

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Service before such break shall not be required to be taken into account for eligibility purposes until the Employee has completed a new Year of Service following such break; provided, that if such Employee was a Member at the time of such Break in Service, then upon completion of the new Year of Service he will be treated as a Member retroactively from his date of re-employment, but not for purposes of sharing in any Employer contributions or forfeitures for any Plan Year ending prior to the date he completes such new Year of Service.

     2.3 Designation of Beneficiary. The provisions of this Plan shall apply to all Members uniformly. Each Employee on becoming a Member shall:
       (a) Agree in writing to be bound by the terms and conditions of this Plan.
       (b) Designate in writing one or more beneficiaries to receive his benefits in the event of his death. If no such designation be made, or if such beneficiary be deceased without a successor beneficiary being designated in writing, then the death benefits shall be paid in a lump sum to the surviving spouse of said Member, if any, otherwise to the personal representative or estate of the deceased Member. Should a beneficiary of a deceased Member die after he has started receiving payment under the Plan and if there is no living successor beneficiary named by the deceased Member, then the remainingbenefits shall be paid in a lump sum to the surviving spouse of said beneficiary, if any, otherwise to the personal representative or estate of the beneficiary receiving payment at the time of his death.
     Each Member shall be entitled to change his designated beneficiaries from time to time by filing with the Trustee a new Designation of Beneficiary Form, and each change so made shall revoke all prior designations by the Member.

                                ARTICLE III
                         Contributions by Employer

     3.1 Annual Contribution of Employer.
     Formula for Contribution. Subject to the limitations of Section 5.7 below, the Participating Employers shall contribute as a whole with respect to each Plan Year a total amount determined by the Board of Directors of Tyson Foods, Inc. and authorized by written resolution. Contributions under the Plan may be in cash or in the form of Employer stock. Total contributions made by any Participating Employers to the Trust Fund for any fiscal year shall not exceed fifteen percent (15%) of the aggregate Basic Compensation of all Members who are entitled to share in that Participating Employer's contribution for such year; provided, however, that to the extent that Employer contributions are applied to the payment of principal and/or interest on an "exempt loan" (defined in 5.11 below), such contributions may exceed the limitations set forth above in this Section
3.1 to the extent permitted in 404(a)(9) and 404(k) of the Code.

     3.2 Time of Payment of Contribution by Employer. The full amount of an Employer's contribution for any taxable year shall be paid not later than the time prescribed by law for filing the Federal income tax return of the Employer for such taxable year.

     3.3 Adjustment of Erroneous Contribution. If for a taxable year there is an underpayment or overpayment of the contribution of an Employer, the following acts shall be performed, to-wit:
      (a) If an underpayment is made, the deficiency shall be paid in the

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taxable year in which it is disclosed, and for the purpose of allocation shall be added to the contribution made in such taxable year of disclosure and allocated in the same manner and among the same Members as though it were part of the contribution for such taxable year of disclosure.
      (b) If an overpayment is made, the Employer shall not be entitled to recoup any part of such excess, and the same shall remain to the credit of the accounts of the Members to whom it was allocated for the taxable year of contribution, but the contribution of the Employer for the year during which the overpayment is disclosed may, at the election of the Board of Directors of the Employer, be reduced by the amount of the overpayment for the prior year.

                                ARTICLE IV
                              PAYSOP Accounts

     4.1 Establishment of Accounts. Prior to April 1, 1987, the accounts of all Members in the Plan were administered so as to permit certain Employer contributions to the Plan to qualify for the ("PAYSOP") Employee Stock Ownership Credit permitted by 41 of the Code, which section was repealed by the Tax Reform Act of 1986 effective for compensation paid after December 31, 1986. All of these accounts existing on March 31, 1987, are now referred to as the "PAYSOP Accounts." As reflected in Article V hereof, said PAYSOP Accounts shall continue under the Plan, and in all respects shall be considered as accounts under the Plan and administered pursuant to the terms and conditions of the Plan, except as specifically provided otherwise below in Section 4.2.

     4.2 PAYSOP Accounts. Notwithstanding any other provisions of this Plan, all PAYSOP Accounts shall be subject to the following additional requirement:
     Employer stock allocated to a Member's PAYSOP Account shall not be distributed from that account before the end of the 84th month beginning after the month in which the Employer stock actually was allocated to such Account, except when the Member separates from service with Employer, dies, becomes disabled, is transferred to the employment of an acquiring employer in the case of a sale to the acquiring corporation of substantially all of the assets used by the selling corporation in a trade or business conducted by the selling corporation, or, with respect to the stock of a selling corporation, when there is a disposition of such selling corporation's interest in the subsidiary when the Member continues employment with such subsidiary. Furthermore, the 84 month distribution restriction shall not apply to any distribution required under 401(a)(9) of the Code, to any distribution or reinvestment required under 401(a)(28) of the Code, or in the case of termination of the Plan.

                                 ARTICLE V
                  Allocation of Trust Fund Among Members

     5.1 Accounts of Members. The Committee shall establish and maintain for each Member until his initial distribution date (defined in Section 7.1) separate accounts, to be called the "Employer Contribution Account", and a "Rollover Account" (if applicable) and, pursuant to Article IV (if applicable) a "PAYSOP Account." Each such account shall be credited or debited to the extent required by the following Sections. As of the Member's initial distribution date, an account called the "Distribution Account" shall be set up for the Member until his benefits have been fully paid.

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     5.2 Valuation of Fund and Allocation of Profits or Losses of Trust
Fund. As of the last day of each taxable year, the total sum of all accounts (Employer Contribution Accounts, Rollover Accounts, PAYSOP Accounts and Distribution Accounts) shall be compared with the fair market value of the Trust Fund as determined by the Trustee, excluding from such appraised value an amount equal to the sum of (a) the aggregate amounts forfeited during the taxable year in question and (b) the Employer's contribution for such year. The difference between the total of all accounts and the adjudged fair market value of the Trust Fund shall be allocated and credited to the Employer Contribution Account, Rollover Account, PAYSOP Account or Distribution Account of each Member, in the same proportion that the total of each separate account of each Member prior to the apportionment bears to the total sum of all accounts of all Members or former Members prior to the apportionment. (The term "amount forfeited" means that portion of a terminated Member's account to which he is not entitled by reason of the provisions of Article VI.)

     5.3 Allocation of Forfeitures.
After making the adjustment of Members' accounts required by Section 5.2, the aggregate amount forfeited during the taxable year in question from Employer Contribution Accounts shall be allocated and credited to the Employer Contribution Accounts of only those Members (as of the close of business on the last day of the taxable year in question) of the Participating Employer with whom the terminated Member was last employed who are entitled to share in the Employer contribution for that year, in the same proportions in which the Employer contributions are allocated, in accordance with Section 5.4 below.

     5.4 Allocation of Employer Contribution. The Employer contributions of all Participating Employers for each taxable year shall be allocated and credited to the Employer Contribution Accounts (or Distribution Accounts) of each of their Active Members entitled to share in such contributions for such year in the same proportion that each such Member's Basic Compensation for the taxable year while a Member under the Plan bears to the Basic Compensation of all such Members for such year while Members under the Plan. Each Active Member who both (i) is employed by the Participating Employer at the end of the Plan Year, and (ii) has completed one thousand (1,000) hours of service in such Plan Year shall be entitled to share in the Employer's contribution for such year. Active Member means a Member who meets the definition of "Eligible Employee" in Section 2.1 as of the end of the Plan Year in question. If an Employer contribution is made with Employer stock, fractional shares of such stock may be allocated to the accounts of Members, but no allocation shall be made in fractions of less than one-tenth (1/10) of a share. Unallocated shares in the hands of the Trustee shall be carried over to and shall be allocated with the next contribution of such stock.

     5.5 Special Accounting Date. If the Trustee is of the opinion that a substantial change in the value of the Trust Fund has occurred since the last prior accounting date, the Trustee, if it deems it advisable and prior to the next regular accounting date, may establish a special accounting date and adjust the Members' accounts in accordance with the method described in Section 5.2 to make the total net credit balance in the accounts of all Members equal to the then market value of the assets of the Trust Fund (excluding from such market value an amount equal to the sum of the aggregate amounts forfeited and any Employer contributions since the last prior accounting date). All distributions which are to be made as of

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or after such special accounting date but prior to the next accounting date shall be made as if the net credit balance in all Distribution Accounts had actually been credited or debited to reflect the required adjustment described in Section 5.2.

     5.6 Basis of Valuation. The value of the Trust Fund as of the last day of each taxable year or any other special accounting date established by the Trustee shall be determined on the basis of the fair market value of the assets of the Trust Fund as appraised by the Trustee, less any accrued expense to be paid from the Trust Fund.

     5.7 Limit on Contributions. Except as provided below, notwithstanding any other provisions of this Plan or any other qualified defined contribution plan of Employer, no Employer contributions or allocations with respect to a Member's Account in a Limitation Year shall be made to the extent it would cause the Annual Addition to a Member's account to exceed the lesser of:
         (a) Twenty-five percent (25%) of the Member's compensation for the Limitation Year; or
         (b) $30,000 or, if greater, one-fourth (1/4) of the defined benefit dollar limitation in effect under 415(b)(1)(A) of the Code.
     For purposes of this Section 5.7, "compensation" shall have the same meaning as "Basic Compensation" defined in Section 1.1 above except that there shall be excluded any amounts that would have been includable in the Employee's gross income if they had not received special tax treatment because they were deferred by the Employee through salary reduction contributions.
     "Annual Addition" means the sum for any Limitation Year of the following amounts allocated on behalf of a Member under this Plan and any other qualified defined contribution plan of Employer:
         (a) Employer contributions;
         (b) Employee contributions; and
         (c) all forfeitures.
Employee contributions, for purposes of the preceding sentence, do not include "rollover contributions" (as defined in Section 1.20 above) and without regard to Employee contributions to a simplified employee pension which are excludable from gross income under 408(k)(6) of the Code. Provided, however, that in the event no more than one-third (1/3) of Employer contributions for the fiscal year are allocated to Highly Compensated Employees, then the following special limitation rules shall apply, notwithstanding any other provision in this Section 5.7:
     (i) In the event that the Trust remains liable for any part of an "Exempt Loan" (defined in Section 5.11 below), Employer contributions, to the extent such amounts are applied to the payment of interest on such Exempt Loan and are charged against the Member's account, shall not be included in the definition of "annual addition" set forth above; and
    (ii) Forfeitures of Employer stock which was acquired with the proceeds of any Exempt Loan shall not be included in the definition of "annual additions" set forth above.
Also, dividends from Employer stock (whether or not allocated under Sections 5.4 and 5.10) which are used to repay principal or interest on an Exempt Loan pursuant to Section 5.9 below shall not constitute annual additions.
      If a Member's "Annual Addition" would exceed the limit stated in this Section notwithstanding these provisions, then:
(a) First, his Employee contributions, to the extent that the return would reduce the amount by which the Annual Addition exceeds the limit stated in

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this Section, shall be returned to the Member; (b) Any remaining part of a
Member's Annual Addition which would exceed the limit stated in this Section shall be reallocated among the accounts of other Members in the same proportion as each Member's compensation bears to the total compensation of all other Members whose Annual Additions, including such reallocations, do not exceed the limit stated herein; and (c) To the extent that such excess Annual Additions cannot be allocated further under subparagraph (b) above due to the limitations contained in this Section 5.7, then such excess amounts shall be allocated to a suspense account and held therein until the next succeeding date on which allocations are made under this Plan at which time they shall be allocated and reallocated in accordance with subsection (b) before any contributions which would constitute Annual Additions may be made. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent it may not then be allocated to any Member's account. (If a suspense account is in existence at any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses for such year.)

     5.8 Reporting for Employer Contribution Account.
Notwithstanding Section 5.1, for purposes of reporting to Members and beneficiaries the value of their Employer Contribution Account and PAYSOP Account (or Distribution Account), the Committee shall establish a separate Cash Account and Stock Account for each Member or beneficiary. Cash Accounts shall be kept in dollars and cents and shall reflect the value of the Member's or beneficiary's interest in all assets of the Trust other than Employer stock. The Stock Account shall be kept in number of shares of Employer stock to the nearest onetenth (1/10) of a share. At any time the value of a Member's or a beneficiary's "Stock Account" is reported for a Plan Year, the Trustee also shall set forth the latest price publicly quoted (if applicable) for Employer stock during such Plan Year.

     5.9 Suspense Account. All shares of Employer stock acquired by the Trustee with the proceeds of an Exempt Loan shall be held by the Trustee in a separate "Suspense Account" until withdrawn and allocated to Members' accounts as provided in Section 5.10 below. Any dividends received by the Trustee attributable to shares held in the Suspense Account shall first be applied towards the reduction of any such Exempt Loan, and any excess dividends shall be allocated as income of the Plan pursuant to Section 5.2 above.

     5.10 Withdrawal from Suspense Account. All shares held in the Suspense Account shall be withdrawn at the same rate that such shares are released as collateral for the Exempt Loan (or, as if such shares were encumbered to secure the Exempt Loan), the proceeds of which were used to acquire such shares. In any event, such shares shall be withdrawn in accordance with regulation 54.497511(c). On the last day of each Plan Year, the Trustee shall allocate all shares withdrawn during such year to the Members' Employer Contribution Accounts in the same proportions in which Employer contributions are allocated in accordance with Section 5.4 above, accounting for such allocated shares at their "cost" basis to the Trust. Such allocations of withdrawn shares shall be made in number of shares to the nearest one-tenth (1/10) of a share. For purposes of determining the amount of the Employer's contribution to be allocated (under Section 5.4) in assets other than shares of stock withdrawn from the suspense account, the Employer's contribution shall first be reduced by the amount of the Employer's contribution applied towards the reduction of the Exempt Loan

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(rather than the current fair market value of such withdrawn shares). For purposes of Section 5.7 above, "Annual Additions" shall be calculated with respect to Employer contributions used to repay the Exempt Loan rather than with respect to the value of shares allocated to Members' accounts.

     5.11 Exempt Loan. For purposes of this Article V, "Exempt Loan" shall mean a loan exempt under 4975(d)(3) of the Code and conforming with the requirements of regulation 54.4975-7, and all future amendments thereto.

     5.12 Dividends. All dividends paid on Employer stock allocated to Members' accounts and received by the Trustee in a taxable year shall be distributed to such Members on or before the 90th day following the end of such year.

     5.13 Other Limitations. Subject to the special rules and definitions of 409(n) of the Code, no portion of the assets of the Plan attributable to (or allocable in lieu of) Employer stock acquired by the Plan in a sale to which 1042 or 2057 of the Code applies may be allocated (directly or indirectly) to the account of:
       (a) any person who makes an election under 1042 with respect to Employer stock, any decedent if the executor of the estate of such decedent makes a "qualified sale" to which 2057 applies, or any individual who is related to such person or decedent (within the meaning of 267(b)) of the Code; or
       (b) any other person who owns (after application of 318(a)) more than 25 percent of the outstanding Employer stock.

                                ARTICLE VI
                                  Vesting

    6.1 Vesting of Employer Contribution Account. Except as hereinafter provided, the amount credited to the Employer Contribution Account of a Member shall become vested and nonforfeitable based upon his number of Years of Service (as defined in Section 1.24 above) in the percentage indicated as follows:

                    Years of Service        Percentage Vested
                    Less than 3 years                0%
                    3 years                         20%
                    4 years                         40%
                    5 years                         60%
                    6 years                         80%
                    7 years                        100%

      6.2 Vesting on Death, Disability or Normal Retirement. Upon a Member's death, severance of employment due to Disability (defined in Section 1.4 above) or attainment of his Normal Retirement Age, the full amount of his Employer Contribution Account shall become vested and nonforfeitable.
     6.3 Vesting if Plan Terminated or Employer Contributions Discontinued. Notwithstanding any other provisions of this Article VI, if the Plan is terminated, or Employer contributions to the Trust Fund are permanently discontinued, the full amount of each Member's Employer Contribution Account shall become fully vested and nonforfeitable. If the Plan is partially terminated, then the accounts of those Members as to whom partial termination occurred shall be fully vested and nonforfeitable.


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     6.4 Rollover Account and PAYSOP Account. Amounts credited to a
Member's Rollover Account and PAYSOP Account always shall be 100% vested and nonforfeitable.
     6.5 Effect of Break in Service on Vesting. A former Member who had a nonforfeitable right to all or a portion of his Employer Contribution Account at the time of a Break in Service shall receive credit for all Years of Service prior to his Break in Service upon completing a Year of Service after such break. A former Member who did not have a nonforfeitable right to any portion of his Employer Contribution Account at the time of a Break in Service shall receive credit for all Years of Service before such break if (i) he completes a Year of Service after such break, and (ii) the number of consecutive one-year Breaks in Service is less than the greater of five (5) years or the aggregate number of the Member's Years of Service before such break. All Years of Service occurring after five (5) consecutive one-year Breaks in Service shall be disregarded for purposes of determining the Member's vested percentage in contributions that occurred before such five-year break. Separate accounts shall be maintained for the pre-break and post-break contributions.
     6.6 Disposition of Forfeited Amounts. If a Member incurs five consecutive one-year Breaks in Service or if a Member receives a Cash-Out Distribution pursuant to Sections 7.3 and 7.6, then, in either event, that part, if any, of his Employer Contribution Account which is not vested in accordance with the foregoing provisions of this Article VI shall be forfeited and shall be reallocated as provided in Sections 5.3. Provided, however, that if a portion of a Member's account is so forfeited, any interest in any shares of Employer stock that have been allocated to such Member's account may be forfeited and reallocated only after other assets of the Member's account. Any former Member receiving a Cash-Out Distribution as defined in Section 7.6 who returns to the employ of the Employer prior to incurring five consecutive one-year Breaks in Service and repays the amount of his previous distribution pursuant to Section 7.6 shall have restored to his Employer Contribution Account any amount previously forfeited. Such forfeiture shall be restored first from any forfeitures during the Plan Year of his return to employment and next from the Employer Contribution next occurring after his return.
     6.7 Change in Vesting Schedule. As to each Employee who had no less than 3 Years of Service on the date a Plan amendment which directly or indirectly changes the vesting schedule becomes effective, such Employee may elect to have his vesting percentage computed without regard to such amendment. Such election will be irrevocable and must be made in writing to Employer not later than the latest of the following dates:
 (1) 60 days after the amendment is adopted;
 (2) 60 days after the effective date of the amendment;
 (3) 60 days after the date the Employee is given written notice of the amendment by the Employer.

                                ARTICLE VII
                               Distributions

     7.1 Initial Distribution Date. The initial distribution date of a Member shall be the earlier of:
         (a) The date of termination of his employment; or
         (b) The end of the taxable year in which he attains age 70.

     7.2 Establishment of Distribution Account. On a Member's initial distribution date, the Trustee shall determine the amount of each separate account of the Member to which such Member may be entitled on such date in

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accordance with the vesting provisions of Article VI, and shall credit such amount or amounts to a new account for the former Member to be called the "Distribution Account." The balance of the Member's Employer Contribution Account (representing his forfeitable amount) shall continue to be held therein, until forfeited in accordance with Section 6.6. The net credit balance in each Distribution Account shall be subject on each accounting date to the adjustments specified in Section 5.2.

     7.3 Date of Distribution.
         (A) Not Greater than $3,500. Disbursement of a Member's Distribution Account shall be made without his consent within the sixty
(60) day period following the close of the Plan Year in which the Member terminates employment if the vested amount of his account does not exceed $3,500.
         (B) Greater than $3,500. If the vested amount of a Member's Distribution Account exceeds $3,500 upon termination of employment, disbursement of the Distribution Account shall be made, or begun if in periodic payments, subject to the provisions of Section 7.14 below, if applicable, as follows:
           (1) If the Member consents by the end of the Plan Year in which termination occurs, within the sixty (60) day period following the close of such Plan Year; or
           (2) If the Member does not consent within the period described in (1) above, within the sixty (60) day period following the close of the earliest Plan Year in which:
         (a) the Member dies;
         (b) the Member incurs a Disability (as defined in Section 1.4 above);
         (c) the Member reaches his Early Retirement Date and elects to begin receiving distributions on or after such date; or
(d) the Member reaches his Normal Retirement Age (as defined in Section
1.18 above).
         (C) Pre-Retirement Distributions. A Member may elect to begin distributions of any amount of his account once the Member attains his Normal Retirement Age, even though the Member does not terminate his employment with the Employer.
      The distribution provisions of this Section 7.3 shall be subject to the following additional restrictions, requirements and exceptions:
         (i) The disbursement of the Distribution Account of a Member shall in any event be made or begun by April 1 of the calendar year following the calendar year in which the Member turns age 70 years.
        (ii) No portion of a Member or former Member's Distribution Account which consists of Employer stock acquired with the proceeds of an Exempt Loan is required to be distributed until the last day of the Plan Year in which such Exempt Loan is repaid in full.
       (iii) Distributions from PAYSOP Accounts shall be subject to the limitations specified in Article IV above.

     7.4 Methods of Distribution. All distributions made to a Member or his or her beneficiaries shall be made by the Trustee in one of the four following methods:
       (a) Mandatory Installments. Unless the Member affirmatively elects in writing not to receive payments under this subparagraph (a), distribution shall be in equal annual installments over a period of not exceeding the greater of (i) five (5) years or (ii) in the case of a Member with an account balance in excess of $500,000, five (5) years plus one (1) additional year (but not more than five (5) additional years) for each

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$100,000 or fraction thereof by which such balance exceeds $500,000.
       (b) Lump Sum. By payment in a lump sum.
       (c) Elective Installments. By payment in equal annual installments over a period certain which does not extend beyond the lesser of twenty
(20) years or the life expectancy of the Member or the joint life expectancies of such Member and the Member's beneficiary determined as of the date that payment of benefits commences, subject to the following requirements:
       1. Fifty Percent (50%) Present Value Test. The present value of payments to be made to the Member must be more than fifty percent (50%) of the present value of the total payments to be made to the Member and the Member's beneficiaries, all as determined as of the later of such Member's normal retirement age or the Member's termination of employment; and
       2. Equal Installments. Payments must be in the form of annual or more frequent installments provided the present value of all such periodic payments payable to the Member or his or her beneficiary must be equal to the immediate lump sum otherwise distributable to the Member had a lump sum settlement been made.
       (d) Combination. By any combination of (b) and (c). The method of distribution to the Member or his beneficiaries shall be implemented by the Committee, in accordance with the directions of the Member in effect at the time the Member's employment is terminated. Notwithstanding any other Plan provision to the contrary, all Plan distributions shall comply with the requirements of 401(a)(9) of the Code and the regulations thereunder, including 1.401(a)(9)-2.

     7.5 Deferred Retirement. If such Member elects to continue in the employment of the Employer beyond his Early or Normal Retirement Date, he shall continue to be treated in all respects as a Member under the Plan until his actual retirement.

     7.6 Cash-Out Distributions.
If a Member terminates service with the Employer and receives an immediate distribution of the vested portion of his accounts under the Plan pursuant to Section 7.3 (a "Cash-Out Distribution"), the nonvested portion of the Member's accounts under the Plan immediately will be forfeited and reallocated to other Members' accounts in accordance with Section 5.3. If the Member resumes or continues employment covered under the Plan and repays during the employment with the Employer the amount distributed pursuant to this Section within the time limit stated below, then the Trustee shall credit to his accounts under the Plan the amount standing to his credit in each account immediately prior to the distribution, unadjusted by any subsequent gains or losses of the Trust Fund. Such repayment must occur before the Member incurs five (5) consecutive one-year Breaks in Service.

     7.7 Payment of Benefits Upon Death of Member. Upon the death of a Member the portion of the Member's account balance, if any, not yet paid to the Member shall be paid to the Member's surviving spouse; provided, however, that if the Member is not survived by a spouse or if such spouse consents to an election out of such payment as set forth in paragraph 7.8, such benefits shall be paid to the Member's designated beneficiary.

     7.8 Spousal Consent. Any election by a Member to pay benefits upon the Member's death to a beneficiary other than the Member's spouse under paragraph 7.7 shall not be effective unless (i) the spouse of the Member consents in writing to such election and the spouse's consent acknowledges

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the effect of such election and is witnessed by the Employer or a notary public, or (ii) it is established to the satisfaction of the Employer that the consent required from the spouse may not be obtained because there is no spouse, because a spouse cannot be located or because of such other circumstances as may be established by the Secretary of Treasury under prescribed regulations.

     7.9 Death Before Commencement of Benefits. If a Member dies before the distribution of his interest has commenced, the Member's entire interest shall be distributed within five (5) years after his death to his designated beneficiary; provided, however, that such benefits may be paid to the designated beneficiary over the life of the beneficiary or over a period not exceeding the life expectancy of the beneficiary if such benefits commence within one year of the Member's death. Notwithstanding the foregoing, if the Member's designated beneficiary is his or her spouse, such payments need not begin earlier than the date on which the Member would have attained age 70r years. If the spouse dies before distributions to such spouse begin, this Section shall be applied as if the surviving spouse was the Member. If distributions have commenced prior to the Member's death, the remaining portion of the Member's account shall be distributed to such Member's beneficiary at least as rapidly as under the method of distribution being used at the time of the Member's death.

     7.10 Distributions to be Made in Employer Stock. Except as set forth below in this Section, Employer shall have the option of making all distributions to a Member or his beneficiary either in cash or in the form of shares of Employer stock. Provided, however, the following additional restrictions shall apply:
        (a) The distributee shall have the right to demand that his benefits be distributed in the form of Employer stock. Employer must advise the distributee in writing of this right at least 30 days before making any election to distribute cash;
        (b) If the distributee elects to receive any shares of Employer stock and at the time of distribution such shares are not "readily tradable on an established market" (as defined in regulation 54.4975-7(b)(l)(iv) and 54.4975-7(b)(10), then, only as to those shares, the distributee shall have the right to require Employer to repurchase such shares under the following terms:
           (i) Upon receipt of such restricted shares, the distributed shall have up to 60 days to give Employer written notice requiring Employer to repurchase all or any part of the shares at "fair market value" (as defined in Section 11.11). If such notice is not timely made, the distributee's put option will lapse temporarily;
          (ii) After the close of Employer's taxable year in which the temporary lapse occurs, and following a determination of the fair market value of the restricted shares as of that same year, Employer shall notify each distributee whose put option lapsed temporarily of such value determination. Following receipt of this notice of the value of the restricted shares, the distributee shall have an additional 60 days to give Employer written notice requiring Employer to purchase all or part of such shares, or else the option shall permanently expire;
         (iii) In the event Employer repurchases restricted shares pursuant to this Section 7.10 (or if the Trust elects to repurchase such shares, which it may do but is not required to do), such repurchasing party shall have the option to pay for such shares on an equal annual installment basis beginning not later than 30 days after the exercise of the put option described in (ii) above and not exceeding a five year period. If an

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installment repurchase is elected, the distributee must give the repurchasing party a promissory note, the full payment of which may be required by the seller if the repurchaser defaults on the scheduled payments of the note. In addition, such promissory note must be adequately secured and bear a reasonable interest rate; and
         (iv) If the Member has elected an installment distribution under
Section 7.4 above, the provisions of subparagraph (b) of this Section shall be satisfied if the amount to be paid for the stock is paid not later than 30 days after the exercise of the put option described in subparagraph (b) of this Section. (c) Except as provided in this Section 7.10 and except as permitted by subparagraphs (b)(9) and (10) of Regulation 54.4975- 7(b), no Employer stock acquired with the proceeds of an Exempt Loan (defined in Section 5.11) may be subject to a put, call, or other option or buy-sell or similar arrangement while held by and when distributed from the Plan. (d) If securities to be distributed were acquired with the proceeds of an Exempt Loan (defined in Section 5.11) and such securities consist of more than one class, the distributee must receive substantially the same proportion of each such class. 7.11 Benefits Payable to Minors and Incompetents.
            (A) Whenever any person entitled to payments under this Plan shall be a minor or under other legal disability or in the sole judgment of the Committee shall otherwise be unable to apply such payments to his own best interest and advantage (as in the case of mental or physical illness or where the person not under legal disability is unable to preserve his estate for his own best interest), the Committee may in the exercise of its discretion direct all or any portion of such payments to be made in any one or more of the following ways, unless claim shall have been made therefore by an existing and duly appointed guardian or other legal representative in which event payment shall be made to such representative:
      (1) Directly to such person unless such person shall be a minor or shall have been legally adjudicated incompetent at the time of the payment.
      (2) To the spouse, child, parent or other blood relative to be expended on behalf of the person entitled or on behalf of those dependents as to whom the person entitled has the duty to support.
      (3) To a recognized charity to be expended for the benefit of the person entitled or for the benefit of those dependents as to whom the person has the duty to support. (4) By the Committee itself receiving and expending or directing the expenditures of the same for the benefit of those dependents as to whom the person has the duty of support.
         (B) The decision of the Committee will, in each case, be final and binding upon all persons and, except in the case of Section 7.11(A)(4) above, the Committee will not be obligated to see to the proper allocation or expenditure of any payments so made. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of the obligations of the Trustee and of the Committee.

     7.12 Notification of Mailing Address. (A) Each Member and other person entitled to benefits hereunder shall file with the Committee, from time to time, in writing, his post office address and each change of post office address, and any check representing payment hereunder and any communication addressed to a Member or a beneficiary hereunder at his last address filed with the Committee (or, if no such address has been filed, then at his last address as indicated on the records of the Employer) shall be binding on such person for all purposes of the Plan, and neither the Committee nor the Trustee shall be obliged to search for or ascertain the location of any such person. (B) If the Committee, for any reason, is in doubt as to whether payments are being received by the person entitled thereto, it may

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by registered mail addressed to the person concerned at his address last known to the Committee, notify such person that all unmailed and future payments shall be henceforth withheld until he provides the Committee with evidence of his continued life and his proper mailing address or his beneficiary provides the Committee with evidence of his death. In the event that (I) such notification is mailed to such person and his designated beneficiary, (ii) the Committee is not furnished with evidence of such person's continued life and proper mailing address or with evidence of his death, all payments shall be withheld until a claim is subsequently made by any such person to whom payment is due under the provisions of the Plan.

     7.13 Lost Payee. In the event the Administrator is unable, within five years after payment of a benefit is due to a Member or beneficiary, to make such payment because it cannot ascertain the whereabouts of the Member or the identity and whereabouts of his beneficiary or personal representative by mailing to the last known address shown on the Administrator's records, and neither the Member, his beneficiary or personal representative has made written claim therefore before the expiration of such five years, then, and in such case, the Administrator shall direct that such amount shall be forfeited to the Plan; provided, however, that such amount shall be reinstated if and in the event the said Member or his beneficiary or personal representative shall make a valid claim therefore upon presentation of proper identification.

     7.14 Eligible Rollover Distributions. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
       (a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
       (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in 408(a) of the code, an individual retirement annuity described in 408(b) of the Code, an annuity plan described in 403(a) of the Code, or a qualified trust described in 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
       (c) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

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       (d) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                               ARTICLE VIII
                     Amendment and Termination of Plan

     8.1 Amendment of Plan. This Plan may be amended at any time and from time to time by the Board of Directors of Tyson Foods, Inc. However, no change may be made in the Plan which will vest in any Participating Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds set aside for Members pursuant to the Plan. No part of the funds shall, by reason of any amendment or under any other circumstances, be used for or diverted to purposes other than for the exclusive benefit of Members and their beneficiaries or for administration expenses of the Plan. Nor shall any amendment reduce any then vested interest of a Member or eliminate an optional form of benefits under the Plan.

     8.2 Suspension of Contributions by Employer. Tyson Foods, Inc. has established the Plan with the bona fide intention and expectation that from year to year the Participating Employers will be able to and will deem it advisable to make contributions as herein provided. However, Tyson Foods, Inc. realizes that circumstances not now foreseen or circumstances beyond its control may make it either impossible or inadvisable for all Participating Employers to continue to make such contributions. If Tyson Foods, Inc. or any of the Participating Employers decides it is impossible or inadvisable to make its contributions as herein provided, the Board of Directors of Tyson Foods, Inc. shall have the power to suspend any Participating Employer's liability for contributions for a fixed or indeterminate period. However, all other provisions of the Plan shall remain in force, other than the provisions for contributions by the Participating Employer during the period its contributions are suspended.

     8.3 Termination of Plan. The Plan may be terminated at any time by delivering to the Trustee in writing a resolution of the Board of Directors of Tyson Foods, Inc. duly certified by one of its officers specifying that the Plan is being terminated. Such termination may be so made without any consent being obtained from the Trustee, the Participating Employers, Members, or their beneficiaries or any interested or other persons.

     8.4 Distribution on Termination. Upon termination as provided in
Section 8.3 above, the Committee shall direct the Trustee, as soon as practicable, to pay the expenses of distribution and other expenses and liquidation costs of the Plan and trust and upon completion of such liquidation and the payment of all expenses and costs, the Trustee shall proportionately adjust the Members' accounts to reflect such expenses and the fund profits or losses and reallocations to the date of termination, and thereafter disburse to each Member the amount then standing to his credit in his account, in accordance with Article VII above.

     8.5 Termination of Trust. When all assets of the Trust have been distributed as herein provided, the Trust shall terminate and the Trustee shall be discharged. Unless sooner terminated under the provisions of this Indenture, the Trust shall terminate upon the expiration of such period as may be provided by any applicable Rule Against Perpetuities under Arkansas law.


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     8.6 Merger, Consolidation, or Transfer of Assets. This Plan and Trust
shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Member if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Member would have been entitled if this Plan had been terminated immediately before such action.

                                ARTICLE IX
                          Trust Fund and Trustee

     9.1 Trustee. The term "Trustee" shall mean the Trustee or Trustees appointed by Employer under the terms of the stock ownership trust executed in connection with the Plan to administer the trust fund created for the purpose of the Plan, or such other Trustee or Trustees as may be designated from time to time under the terms of said trust. The Trustee's obligations, duties and responsibilities are governed solely by the terms of such trust instrument, reference to which is here made for all purposes.

     9.2 Purpose of the Trust Fund. A trust fund will be created and maintained for the purposes of the Plan, and the money thereof will be invested in accordance with the terms of the agreement and declaration of trust which forms a part of the Plan. All contributions will be paid into the trust fund, and, except as permitted by Section 9.5 below, all benefits under the Plan will be paid from the trust fund. To the fullest extent practicable, assets of the trust fund shall be invested in Employer stock.

     9.3 Benefits Supported Only by the Trust. Except as provided in
Section 9.5 below, any person having any claim under the Plan will look solely to the assets of the trust fund for satisfaction.

     9.4 Trust Fund Applicable Only to Payment of Benefits. The trust fund will be used and applied only in accordance with the provisions of the Plan, to provide the benefits thereof, and no part of the principal or income of the trust fund will be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons thereunder entitled to benefits.

     9.5 Diversification of Investments. Notwithstanding the provisions of Sections 9.2 and 9.3 above, any Member who has completed at least ten (10) years of participation in the Plan and has attained age 55 may elect within 90 days after the close of each Plan Year in the "qualified election period" (defined below) to direct the Plan as to the investment of at least 25 percent of the cumulative total of his accounts (to the extent such portion exceeds the amount to which a prior election under this Section 9.5 applies). In the sixth year of such "qualified election period," the Member may direct the investment of at least 50 percent of his accounts. Provided, this diversification election shall not apply to a Member's PAYSOP Account, except to the extent of dividends paid with respect to Employer stock in such Account as of December 31, 1986, if such dividends are either paid in the form of Employer stock or paid in cash or other property that later is used to acquire Employer stock. The "qualified election period" is the six Plan Year period beginning with the Plan Year in which the Member attains age 55 (or, if later, beginning with the first Plan Year in which the Member completes his tenth year of participation in the Plan). If such a diversification election is made, the Committee, in its sole discretion, may satisfy the election in either of the following methods:

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        (a) distribute to the Member within 90 days after the relevant election period that portion of his accounts covered by the election either
              (i) in Employer stock, or
             (ii) in cash in lieu of Employer stock; or
        (b) transfer that portion of his accounts covered by the election to another qualified plan of Employer which provides for Employee-directed investments in at least three investment options other than in Employer stock.
                                 ARTICLE X
                              Administration

     10.1 Fiduciary. The Board of Directors of Tyson Foods, Inc. shall appoint a committee to be known as the "Administrative Committee" (the "Committee") to administer the Plan. The Committee will serve as the named fiduciary of the Plan. The Committee shall consist of officers and Employees of the Tyson Foods, Inc. or other individuals or entities, all of whom shall serve at the pleasure of the Board and without compensation, and whose number shall not be less than three (3) nor more than seven (7). A member of the Committee may resign at any time upon delivery of a written resignation of the Board. Vacancies created by resignation, death, or other cause may be filled by the Board or the assigned responsibilities may be reabsorbed or redelegated by the Board. Any person or entity may serve in more than one fiduciary capacity as respects the Plan.

     10.2 Powers and Duties. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out its terms. The Committee shall act for and on behalf of the Participating Employers in taking any action or furnishing any information required of the Participating Employers with respect to the Plan. All interpretations of the Plan, and questions concerning its administration and application, shall be determined by the Committee, and such determinations shall be binding on all persons except as otherwise expressly provided herein. The Committee may employ one or more persons to render advice with regard to any responsibility under the Plan. In the event the members of the Committee are unable to act for any reason, any actions required of the Committee shall be by the Board. A Committee member who is a Member under the Plan will not vote or act on any matter relating only to himself. The Committee shall have the power to delegate specific fiduciary responsibilities (other than those of the Trustee with respect to controlling assets of the Plan) by written action. Such delegations may be officers or Employees of the Participating Employers or to other individuals or entities, all of whom shall serve at the pleasure of the Committee, and, if full-time Employees of a Participating Employer, without compensation. Any responsibility allocated or delegated shall be the sole and several responsibility of the person or entity to whom allocated or delegated. Any person or entity may serve in more than one fiduciary capacity as respects the Plan.

     10.3 Records and Reports. The Committee shall keep a record of all their proceedings and actions, and other data as shall be necessary for the proper administration of the Plan and meet the disclosure and reporting requirements of the law.

     10.4 Claims Procedure. If a claim for benefit made by a Member or his beneficiary is denied, the Committee will give to the Member or beneficiary written notice of the denial and the specific reasons therefore. The notice shall be written in a manner calculated to be understood by the Member or

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beneficiary. The Member and beneficiary shall be given sixty (60) days after such notice to obtain by request to the Committee member designated in the notice a full and fair review by Committee of the decision denying the claim.

     10.5 Indemnification. The Participating Employers shall indemnify each member of the Committee and any officer, director, or Employee of the Participating Employers against any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including without limitation costs of defense and attorney's fees, based upon or arising out of any act or omission relating to or in connection with the Plan and Trust Agreement, other than losses resulting from any such person's fraud or willful misconduct. The indemnity provided herein shall not be available to the extent that it would deprive the person indemnified of the benefit of any insurance payment otherwise available.
10.6 Administrative Procedures.
       (a) The Committee shall establish a set of accounting records (including a general ledger) separate from the accounting records of the Trustee. The Committee shall designate one person to be responsible for the recording of transactions pertaining to the Plan and to prepare financial statements each calendar quarter for presentation to the Committee.
       (b) On the last day of March and September of each year a physical count of all securities owned by the Trust Fund shall be performed, with the results being reconciled to the assets per the accounting records.
       (c) A complete and organized file of all correspondence regarding the Plan shall be maintained in one location.
       (d) A separate accounting shall be maintained for all securities and other assets that are to be distributed to terminated Employees.
       (e) All matters concerning the Plan shall be transacted separately and distinctly from any other plan administered by a Participating Employer. In no event shall any assets of this Plan be distributed to members or beneficiaries of any other plan administered by a Participating Employer.
       (f) All distributions of benefits shall be checked and verified by the Committee prior to the actual distribution.
       (g) All buy and sell transactions of the shares of Employer stock shall be coordinated between the Committee and the Trustee.
       (h) All shares of Employer stock owned by the Trust Fund shall be issued in the name of the Trustee under the Plan and Trust, and such shares shall not be commingled with other accounts held by the Trustee.
       (i) The Committee shall meet at least once each Plan Year and at such meeting the following matters shall be discussed:
             (i) Investment policies and decisions;
            (ii) The determination of the market value of investments for financial statement presentation; and
           (iii) Approval of transactions with parties- ininterest. The Committee shall designate one member of the Committee to be responsible for recording minutes of each Committee meeting.

                                ARTICLE XI
                         Miscellaneous Provisions

     11.1 Rights of or to Employment. The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Participating Employers and any Employee, and shall not be deemed to be a consideration for, or an inducement or condition of, the employment of any

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person. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of a Participating Employer or to interfere with the right of a Participating Employer to discharge its Employee at any time. Nor shall any provision of the Plan be deemed to give to a Participating Employer the right to require any Employee to remain in its employ; nor shall it interfere with any Employee's right to terminate his employment at any time.

     11.2 Benefits Payable Solely from Trust Fund. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and the Participating Employers assume no liability or responsibility therefore.

     11.3 Restrictions on Transfer and Claims of Creditors.
         (A) Subject to the exceptions set forth in 401(a)(13) and 414(p) of the Code, no benefits, rights or accounts shall exist under the Plan which are subject in any manner to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, transfer, assign, pledge, encumber or charge the same shall be void. Nor shall any such benefit, right or account be in any manner liable for or subject to the debts, contracts, liabilities, engagements, torts or other obligations of the person entitled to such benefit, right or account except as specifically provided in the Plan. Nor shall any benefit, right or account under the Plan constitute an asset in case of the bankruptcy, receivership or divorce of any person entitled under the Plan.
        (B) If a Member or any other person entitled under the Plan becomes bankrupt or makes an assignment for the benefit of creditors or in any way suffers a lien or judgment against his personal assets or in any way attempts to anticipate, alienate, sell, assign, pledge, encumber or charge a benefit, right or account, except as specifically provided in the Plan, then such benefit, right or account in the discretion of the Committee may cease and terminate and in that event the Trustee shall at the direction of the Committee hold or apply funds equal in value to such terminated account to the best interest of such Member or his dependents as the Committee shall determine.

     11.4 No Interference by Members in Administration of Trust. Nothing contained herein shall grant to any Member the right to question the types of investments made by the Trustee of Trust Funds nor to interfere in any manner with the Trustee's administration of the Trust. Neither the Trustee nor the Employee shall be obligated to disclose to any Member the compensation being paid to any other Member or to provide any Member with financial statements or operational data of the Employer.

     11.5 Members to Furnish Required Information. Each Member will furnish to the Committee such information in writing as the Committee considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments thereunder are conditional upon the Member's furnishing promptly such true, full and complete information as the Committee may request. Any notice or information which, according to the terms of the Plan or the rules of the Committee, must be filed with the Committee, shall be deemed so filed at the time that it is actually received by the Committee.

     11.6 Employer's Contributions Irrevocable. No Participating Employer shall have any right, title or interest in the Trust fund or in any part

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thereof, and no contributions made thereto shall revert to a Participating
Employer.

     11.7 Applicable Law. All legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of Arkansas, and all contributions made hereunder shall be deemed to have been made in that State.

     11.8 Titles to Articles and Paragraphs. The titles to articles and paragraphs are included solely for convenience of reference, and if there is any conflict between the titles and the text of this Plan the text shall control.

     11.9 Gender. The masculine gender shall include the feminine where applicable, and the singular shall include the plural unless the context clearly indicates otherwise.

     11.10 Nonterminable Provisions. Any shares of Employer stock acquired with proceeds of an Exempt Loan (as defined in Section 5.11 above) will continue, after the loan is paid, and in the event that the Plan ever fails to qualify as an Employee stock ownership plan for failure to meet the requirements of 4975(e)(7) of the Code and regulation 54.4975-11, to be subject to regulation 54.4975-7(b)(4), (10), (11) and (12), relating to put, call or other options and to buy- sell or similar arrangements.

     11.11 Valuation. For purposes of making valuations under the Plan, valuations of such securities shall be made in good faith, and based on all relevant factors for determining the fair market value of securities. However, at any time the Employer stock is not readily tradeable on an established securities market, all valuations of Employer stock with respect to activities carried on by the Plan shall be made by an independent appraiser (as defined in 401(a)(28)(C) of the Code). In the case of a transaction between the Plan and a disqualified person, value must be determined as of the date of the transaction. For all other purposes, value must be determined as of the most recent valuation date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in all other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. For purposes of this Section and all other Sections of the Plan, "readily tradeable on an established securities market" shall have the meanings set forth in regulation 54.4975-7(b)(1)(iv) and 54.4975-7(b)(10).

                                ARTICLE XII
                           Top Heavy Provisions

     12.1 Definitions. For purposes of this Article XII, the following definitions shall apply:
          (a) "Determination Date". "Determination Date" means, with respect to any Plan Year -
               (i) the last day of the preceding Plan Year, or
              (ii) in the case of the first Plan Year of any plan, the last day of such Plan Year.


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          (b) "Key Employee". A "Key Employee" means an Employee, a former
Employee (or the beneficiary of either), who, at any time during the Plan Year or any of the four preceding Plan Years, is -
               (i) an officer of the Employer having an annual compensation greater than 50% of the amount in effect under 415(b)(1)(A) of the Code for any Plan Year,
              (ii) one of the 10 Employees having annual compensation from the Employer of more than the limitation in effect under 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of 318) the largest interests in the Employer,
             (iii) a 5-percent owner of the Employer, or
              (iv) a 1-percent owner of the Employer having an annual compensation from the Employer of more than $150,000.
For purposes of clause (i), no more than 50 Employees (or, if lesser, the greater of 3 or 10 percent of the Employees) shall be treated as officers. For purposes of clause (ii), if 2 Employees have the same interest in the Employer, the Employee having greater annual compensation from the Employer shall be treated as having a larger interest. Percentage Owners:
 (i) 5-Percent Owner. For purposes of this paragraph, the term "5-percent owner" means:
       (A) If the Employer is a corporation, any person who owns
(or is considered as owning within the meaning of 318) more than 5 percent of the outstanding stock of the corporation or stock possessing more than 5 percent of the total combined voting power of all stock of the corporation; or
       (B) If the Employer is not a corporation, any person who owns more than 5 percent of the capital or profits interest in the Employer.
 (ii) 1-Percent Owner. For purposes of this paragraph, the term "1-percent owner" means any person who would be described in clause (i) if "1-percent" were substituted for "5 percent" each place it appears in clause (i).
 (iii) Constructive Ownership Rules. For purposes of this Article XII:
      (A) Subparagraph (C) of 318(a)(2) shall be applied by substituting "5 percent" for "50 percent," and
      (B) In the case of any Employer which is not a corporation, ownership in such Employer shall be determined in accordance with regulations prescribed by the Secretary which shall be based on principles similar to the principles of 318 (as modified by subclause (A)).
 (iv) Aggregation rules do not apply for purposes of determining ownership in the Employer. The rules of subsections (b), (c) and (m) of 414 shall not apply for purposes of determining ownership in the Employer.
 (v) Compensation. For purposes of this Section, the term "compensation" has the meaning given such term by 414(q)(7) of the Code.
 (c) "Non-Key Employee". The term "Non-Key Employee" means any Employee who is not a Key Employee.
 (d) "Top Heavy Plan". An Employer's plan shall be a Top Heavy Plan if, as of the Determination Date, the aggregate of the accounts of Key Employees under the Plan exceeds 60% of the aggregate of the accounts of all Employees under the Plan.
 (e) "Aggregated Plans". Each plan of an Employer required to be included in an Aggregation Group shall be treated as a Top Heavy Plan if such group is a Top Heavy Group.
 (f) "Aggregation Group". Aggregation Group means:
 (i) "Required Aggregation":
 (A) each plan of the Employer in which a Key Employee is a participant (in the Plan Year containing the Determination Date or any of the four preceding Plan Years), and

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 (B) each other plan of the Employer which enables any plan described in subclause (A) to meet the requirements of 401(a)(4) or 410 of the Code, or
 (ii) "Permissive Aggregation": any other plan not required to be aggregated may be included by the Employer if such group would continue to meet the requirements of 401(a)(4) and 410 with such plan being taken into account.
 (iii) In determining the Aggregation Group, plans terminated within the five-year period ending on the Determination Date also shall be taken into consideration.
 (g) "Top Heavy Group". The term "Top Heavy Group" means any Aggregation Group if, as of the Determination Date, the sum of
 (i) the present value of the cumulative accrued benefits for Key
Employees under all defined benefit plans included in such group, and
 (ii) the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds 60% of a similar sum determined for all Employees.
 (h) "Rollover Contributions". Any rollover contribution, or similar transfer, initiated by an
Employee and made after December 31, 1983, shall not be taken into account with respect to the Plan for purposes of determining whether such Plan is a Top Heavy Plan or whether any Aggregation Group which includes such Plan is a Top Heavy Group.
 (i) For purposes of this Article XII, the amount of the account of any Employee shall include the aggregate distributions made with respect to such Employee under the Plan during the five year period ending on the Determination Date, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an aggregation group. If any participant is a NonKey Employee with respect to any Plan Year, the balance in the accounts of such Employee shall be considered the account balance of a Non-Key Employee for such Plan Year. In addition, the account balance of any Member who has not performed services for Employer during the five year period ending on the Determination Date also shall be disregarded.
 (j) "Valuation Date". The "Valuation Date" shall be the most recent valuation date described in either Section 5.2 or Section 5.5 above within the twelve-month period ending on the Determination Date.

     12.2 Provisions Applicable During Top Heavy Years. For any year in which the Plan is considered a Top Heavy Plan, the following provisions shall apply notwithstanding any other provision of this Plan to the contrary:
         (a) "Vesting". The vesting schedule applicable to Employer contributions which shall apply during Top Heavy Years shall be as follows:

                 Years of Service         Percentage Vested
                 Less than 2 years                 0%
                 2 years                          20%
                 3 years                          40%
                 4 years                          60%
                 5 years                          80%
                 6 years                         100%

        (b) "Minimum Benefits". Notwithstanding the language of Section 5.4 above or any other provision in this Plan to the contrary, during any year the Employer's Plan is a Top Heavy Plan, the minimum contribution made by the Employer to the account of each Active Member (as defined in Section


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
5.4 above) of the Plan who is a NonKey Employee shall not be less than the lesser of:
(i) 3% of such Non-Key Employee's compensation (as defined in Section 5.7 above), or
(ii) the highest percentage of compensation contributed to the account for any Key Employee for the year.
     Notwithstanding the above, any Employer who maintains this Plan plus one or more additional qualified employee benefit plans may choose to fund any required minimum benefit through such other plan(s) but must notify the Trustee of this Plan of such election.
     To provide for the minimum allocation, the Employer contribution shall be allocated as follows:
          (a) An amount of the Employer contribution equal to theminimum benefit determined above (or the total Employer contribution if less than the minimum benefit determined above) shall be allocated to the Employer Contribution Accounts of each Active Member of the Plan who is a Non-Key Employee; and
          (b) The balance, if any, of Employer's Contribution shall be allocated as set forth in Article V of the Plan.
     A minimum benefit allocation shall be provided to any Active Member who is a Non-Key Employee who is employed as of the last day of the Plan Year regardless of such Member's Hours of Service.

     IN WITNESS WHEREOF, TYSON FOODS, INC. has caused this Indenture to be executed by its duly authorized officers as of the 1st day of April, 1993.

TYSON FOODS, INC.
By:__________________________
President

ATTEST:
_________________________
Secretary

























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

           RESOLUTION REGARDING TERMINATION OF TYSON FOODS, INC.
                       EMPLOYEE STOCK OWNERSHIP PLAN

     RESOLVED, that effective March 31, 1996, the ESOP will be terminated and its assets shall be distributed pursuant to the plan's terms on or before March 31, 1997, and as required by Section 8.3 of said plan, the administrator of the plan shall deliver to the plan's trustees a certified copy of this resolution informing them of such termination.

















































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